Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAW OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAW, AND THE TERMS OF THE OPERATING AGREEMENT OF THE COMPANY AND THE APPLICABLE CERTIFICATE OF DESIGNATION OF THE SERIES TO WHICH THIS OFFERING RELATES. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO SALE MAY BE MADE TO A NON-ACCREDITED INVESTOR IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

SUBSCRIPTION AGREEMENT

Agentiq Sports 1 Series [_________________]

A Designated Series of Agentiq Sports 1 Series LLC

This Subscription Agreement (this “Agreement”) is entered into as of the date of the Investor’s electronic execution hereof through the Platform (as defined below), by and among:

(a)	The individual or entity identified on the Investor Signature Page Counterpart hereto (the “Investor”);

(b)	Agentiq Sports 1 Series [_________________], a designated series of Agentiq Sports 1 Series LLC, a Delaware series limited liability company formed under 6 Del. C. § 18-215 (the “Company”), established pursuant to the Company’s Operating Agreement, dated as of November 3, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Operating Agreement”) (the “Series”); and

(c)	Agentiq Sports, Inc., a Delaware corporation, the manager of the Company and each series thereof (the “Manager”).

BACKGROUND

WHEREAS, the Company has filed an offering statement on Form 1-A with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A (17 C.F.R. §§ 230.251–230.263) under Section 3(b)(2) of the Securities Act of 1933, as amended (15 U.S.C. § 77c(b)(2)) (the “Securities Act”), which offering statement has been qualified by the SEC (as so qualified, and as it may be amended or supplemented from time to time, the “Form 1-A”);

WHEREAS, in connection with the Form 1-A, the Company has prepared an offering circular (together with all amendments and supplements thereto, including any offering circular supplement filed pursuant to Rule 253(g) of Regulation A (17 C.F.R. § 230.253), the “Offering Circular”), which has been qualified by the SEC for the offer and sale of units of series limited liability company interests in the Series (the “Units”) in a Tier 2 offering under Regulation A;

WHEREAS, the rights, preferences, privileges, and limitations of the Units, and the governance of the Series, are set forth in the Certificate of Designation of the Series and the Operating Agreement, which the Investor has received and reviewed;

WHEREAS, the offering of the Units is a continuous offering conducted pursuant to Rule 251(d)(3)(i)(F) of Regulation A (17 C.F.R. § 230.251) exclusively through the Agentiq Sports online platform and application (the “Platform”);

WHEREAS, Andes Capital Group, LLC (the “Broker-Dealer”), a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is acting solely as the broker-dealer of record in connection with the offering and is not acting as a selling agent, underwriter, or placement agent within the meaning of Section 2(a)(11) of the Securities Act (15 U.S.C. § 77b(a)(11)), and will not purchase any Units;

WHEREAS, North Capital Private Securities Corporation (the “Escrow Agent”) will facilitate the holding of all subscription proceeds, through a third-party bank as escrow agent, in a segregated, non-interest-bearing escrow account pending the applicable Closing, under an escrow agreement to which the Manager and the Broker-Dealer are parties and under which proceeds may be released only upon their joint instruction, and where the offering of the Series has a Minimum Offering Amount necessary to close, such proceeds will be held until such Minimum Offering Amount has been raised and an initial Closing occurs, and if such Minimum Offering Amount is not raised prior to the termination of the offering, all subscription proceeds will be returned to investors without interest or deduction;

WHEREAS, by executing this Agreement electronically through the Platform, the Investor desires to irrevocably subscribe for the Units on the terms and conditions set forth herein, subject to acceptance by the Manager on behalf of the Series.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties agree as follows.

1. Certain Definitions

Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Offering Circular or the Operating Agreement, as applicable. As used in this Agreement, the following terms have the meanings set forth below.

1.1 “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

1.2 “Brand Advisory Agreement” or “BAA” means the brand advisory agreement between the Series and the professional athlete identified as the Client of the Series, which constitutes the sole asset held or to be held by the Series.

1.3 “Broker Fee” means the fee equal to 1% of the amount raised through the offering of the Series payable to the Broker-Dealer, except that no such fee is payable on funds raised from the sale of Units to the Manager or its affiliates.

1.4 “Custodian” means, with respect to any Investor investing through a self-directed individual retirement account or other tax-advantaged custodial account, the bank, trust company, or other entity acting as custodian or trustee for such account.

1.5 “Closing” means each closing of the purchase and sale of Units of the Series as described in Section 5.

1.6 “Initial Closing” means, with respect to any Series, the first Closing of the purchase and sale of Units of such Series.

1.7 “Escrow Agent” means North Capital Private Securities Corporation, in its capacity as facilitator of escrow, through a third-party bank as escrow agent, for the offering of the Series.

1.8 “Fractional Unit” means a fractional interest in a Unit, in a minimum denomination of 0.01 of a Unit, issued in accordance with Section 2.4.

1.9 “Maximum Offering Amount” and “Minimum Offering Amount” have the meanings set forth in the Series Offering Table of the Offering Circular for the Series.

1.10 “Minimum Subscription Amount” means $[______], being the minimum aggregate Purchase Price for which an Investor may subscribe for Units of the Series.

1.11 “Purchase Price” means the aggregate dollar amount payable by the Investor for the number of Units subscribed for, as set forth on the signature page hereto.

1.12 “Qualified Purchaser” means a “qualified purchaser” within the meaning of Regulation A, comprising an Accredited Investor and any other investor whose aggregate investment in the Units does not exceed 10% of the greater of such investor’s annual income or net worth (for a natural person), or 10% of the greater of annual revenue or net assets at fiscal year-end (for a non-natural person).

1.13 “Subscription Increment” means $[______], representing the cost of 0.01 of a Unit and being the increment in which subscriptions in excess of the Minimum Subscription Amount must be made.

1.14 “Transfer Agent” means Colonial Stock Transfer Company, in its capacity as transfer agent and registrar for the Units of the Series.

2. Subscription for Units

2.1  Subscription

Subject to the terms and conditions of this Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase the number of Units of the Series, at the price per Unit, and for the Purchase Price, in each case as set forth on the signature page hereto. The Investor must subscribe for Units having a Purchase Price of not less than the Minimum Subscription Amount, and any subscription in excess of the Minimum Subscription Amount must be made in Subscription Increments. Each Unit represents a denomination of the limited liability company interests in the Series and constitutes an investment solely in the Series and not an investment in the Company as a whole or in any other series.

2.2  Irrevocability of Subscription

The Investor acknowledges and agrees that this subscription is irrevocable and that, except as otherwise required by law, the Investor is not entitled to cancel, terminate, or revoke this Agreement or any subscription hereunder. This Agreement shall survive the death, disability, dissolution, or legal incapacity of the Investor and shall be binding upon the Investor’s heirs, executors, administrators, successors, and permitted assigns. This subscription is and shall remain binding on the Investor notwithstanding any subsequent Closing that occurs after the date of the Investor’s electronic execution hereof.

2.3  Continuous Offering

The Investor acknowledges that the offering of the Units is being conducted on a “best efforts” and continuous basis within the meaning of Rule 251(d)(3) of Regulation A, that the Manager may conduct one or more Closings from time to time, and that the Manager anticipates conducting a Closing at least every two to four weeks following the initial Closing of the Series. The Manager may increase the offering price of the Units of the Series by up to 20% above the most recently qualified price by filing an offering circular supplement, with any greater increase or other fundamental change requiring a qualified post-qualification amendment.

2.4  Fractional Units

The Units of the Series may be issued in fractional denominations. The minimum Fractional Unit that may be subscribed for or issued is 0.01 of a Unit. The Investor’s Purchase Price will be applied to the purchase of Units and Fractional Units at the price per Unit set forth on the signature page hereto, and the resulting number of Units will be rounded down to the nearest 0.01 of a Unit, with any residual amount returned to the Investor without interest or deduction. Each Fractional Unit carries the rights, preferences, privileges, and obligations of a whole Unit, including with respect to distributions and any voting rights, in proportion to the fraction of a Unit represented thereby.

3.  Purchase Price and Payment

3.1  Payment of the Purchase Price

Concurrently with the Investor’s electronic execution of this Agreement through the Platform, the Investor shall fund the full Purchase Price through the integrated online payment provider made available on the Platform, using ACH bank transfer, wire transfer, credit card, or such other method as is then supported on the Platform. The Investor acknowledges that payment by credit card may increase the effective purchase price of the Units through interest and fees, may subject the Investor to the risks inherent in that payment method, and may limit the Investor’s recovery options in the case of disputes where a third-party payment processor is used.

3.2  Handling of Subscription Funds

The Purchase Price will be transferred into a non-interest-bearing escrow account maintained by the Escrow Agent, will not be released to the Series or commingled with any operating account of the Series or the Company, and will be held in escrow until the applicable Closing. During such escrow period, subscription proceeds remain the property of the Investor, subject to disbursement to the Series upon Closing or return to the Investor in accordance with this Agreement. No subscription proceeds will be released from escrow to the Series except upon instruction to the Escrow Agent given jointly by the Manager and the Broker-Dealer. Where the offering of the Series has a Minimum Offering Amount, the subscription proceeds will be held in escrow until the applicable Minimum Offering Amount has been raised and there is an Initial Closing with respect to the Series, and the Escrow Agent will not release any proceeds to the Series until it has received the notice of satisfaction of the Minimum Offering Amount, subscription accounting, and disbursement instructions required under the escrow agreement. Where the offering of the Series does not have a Minimum Offering Amount, the subscription proceeds will be released to the account of the Series upon the joint instruction of the Manager and the Broker-Dealer to the Escrow Agent that the offering will close and the Investor’s subscription has been accepted, without regard to any minimum offering threshold and without the notice of satisfaction of a Minimum Offering Amount described above.

3.3  No Interest

The Investor acknowledges that no interest will accrue or be payable to the Investor on any subscription funds held in escrow, and that any refund of subscription funds will be made without interest or deduction.

3.4  No Chargeback

Where the Investor elects to fund the Purchase Price by credit card, debit, ACH, or other electronic payment method, the Investor authorizes the automatic processing of the charge to, or debit of, the Investor’s account for the full Purchase Price, and agrees that the Investor will not initiate any chargeback, reversal, or stop-payment with respect to such payment on account of any matter arising out of this investment, and acknowledges that the Investor may be liable for any damages resulting from any such chargeback or reversal.

3.5 IRA and Custodial Account Payments

Where the Investor is investing through a self-directed individual retirement account (“IRA”) or other tax-advantaged custodial account, the Investor acknowledges that payment of the Purchase Price must be made by the Custodian from the assets of such account, and that the Investor is responsible for ensuring that the Custodian processes such payment in a timely manner. The Investor further acknowledges that the Manager and the Series are not responsible for any delays or failures in payment processing by the Custodian, and that a subscription may be rejected if the Custodian fails to remit the Purchase Price in accordance with the terms of this Agreement. The Units, when issued, will be registered in the name of the Custodian for the benefit of the Investor’s account.

4.  Acceptance or Rejection of Subscription

4.1  Review and Acceptance

This subscription is subject to review, acceptance, or rejection by the Manager, on behalf of the Series, and to review by the Broker-Dealer. The Manager and the Broker-Dealer will review the subscription documentation completed and signed by the Investor and may request additional information, and the Investor may be contacted directly if further information is required. The Manager accepts subscriptions on a first-come, first-served basis, subject to its right to reject or reduce subscriptions.

4.2  Right to Reject or Reduce

The Manager reserves the right to reject any subscription, in whole or in part, for any reason or for no reason, and to withdraw the offering at any time before a Closing, including if the Manager determines in its sole and absolute discretion that the Investor is not a Qualified Purchaser or that suitability or compliance concerns exist. The Manager anticipates accepting subscriptions only from prospective investors located in states where the Broker-Dealer is registered.

4.3  Refunds

If the Investor’s subscription is rejected in whole or in part, or if the offering of the Series is terminated without an Initial Closing (including where a Minimum Offering Amount is not raised prior to the termination of the offering), or if the SEC or any other federal or state regulatory authority has issued a stop or similar order with respect to the offering that has remained in effect for at least 20 days, or if the Investor’s subscription is cut back due to oversubscription or otherwise, the applicable subscription funds will be returned promptly to the Investor without interest or deduction. Such funds will be returned directly by the Escrow Agent to the Investor within three business days after the Escrow Agent’s receipt of notice of the applicable event and of any payment instructions required from the Investor, provided that funds paid by ACH will be returned only once such funds have settled in the escrow account. The Investor is responsible for keeping its payment information current and for providing any payment instructions the Escrow Agent requires in order to effect a return. Any costs and expenses associated with a terminated offering will be borne by the Manager.

4.4  Notification

Once the review is complete, the Manager will inform the Investor whether the subscription has been approved or denied and, if approved, the number of Units the Investor is entitled to purchase. If the information regarding the Investor’s status as a Qualified Purchaser changes prior to the issuance of Units, the Investor shall notify the Manager immediately in accordance with Section 12.7.

5.  Closing; Issuance of Units

5.1  Closings

There will be at least one Closing with respect to the offering of the Series. Prior to the applicable Closing, all subscription funds will be held in escrow by the Escrow Agent and will not be released to the Series. Where the offering of the Series has a Minimum Offering Amount, the Initial Closing will not occur, and no Units will be issued, until the later of (i) the date on which subscriptions for the Minimum Offering Amount have been accepted and (ii) a date determined by the Manager in its sole discretion. Where the offering of the Series does not have a Minimum Offering Amount, the Initial Closing will occur on a date determined by the Manager in its sole discretion, upon acceptance of subscription agreements, and the release of subscription funds from escrow will not be conditioned on any minimum offering threshold. Once an Initial Closing has occurred, additional Closings may be conducted until the earlier of (i) the date on which subscriptions for the Maximum Offering Amount have been accepted and (ii) a date determined by the Manager in its sole discretion.

5.2  Termination of the Offering

If an Initial Closing of the Series has not occurred, the offering shall terminate on the earlier of (i) the date that is one year from the date the Offering Circular related to the Series, or amendment thereof, is qualified by the SEC, which period may be extended by an additional six months by the Manager in its sole discretion, notice of which extension will be given to investors whose subscription funds are then held in escrow, and (ii) any date on which the Manager elects to terminate the offering in its sole discretion, which date shall not exceed 18 months from the date such Offering Circular or amendment is qualified by the SEC. Upon such termination without an Initial Closing, all subscription funds held in escrow by the Escrow Agent will be promptly returned to investors without interest or deduction. No series offering may remain open beyond the date that is three years after the initial qualification of the Form 1-A, unless a new offering statement or other required filing is made and qualified or otherwise becomes effective in accordance with applicable law.

5.3  Issuance of Units

If all or part of the Investor’s subscription is accepted, the corresponding Units, including any Fractional Units, will be issued to the Investor upon the applicable Closing, and the subscription funds released from escrow will be applied as consideration for the Units. Upon issuance, the Units, including any Fractional Units, will be recorded on the books and records maintained by the Transfer Agent. All Units, when issued and paid for in accordance with this Agreement, will be duly authorized and validly issued, and, upon payment in full of the consideration payable with respect to the Units, the Investor will not be liable to the Company to make any additional capital contributions with respect to such Units, except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607, and 18-804 of the Delaware Limited Liability Company Act (the “LLC Act”).

5.4  Conditions to Closing

The obligation of the Series to issue Units at any Closing is subject to the satisfaction, or waiver by the Manager, of the following conditions: (i) the representations and warranties of the Investor in this Agreement being true and correct in all material respects as of the date of this Agreement and as of the Closing; (ii) the Investor having funded the full Purchase Price; (iii) the Manager and the Broker-Dealer having completed their review and determined the Investor to be a Qualified Purchaser; (iv) where applicable, the Minimum Offering Amount having been raised; and (v) the Manager and the Broker-Dealer having jointly instructed the Escrow Agent to release the applicable subscription proceeds.

6.  Representations, Warranties, and Covenants of the Investor

The Investor represents, warrants, and covenants to the Company, the Series, the Manager, and the Broker-Dealer, as of the date of the Investor’s electronic execution hereof and as of each Closing at which Units are issued to the Investor, as follows.

6.1  Qualified Purchaser Status

The Investor is a Qualified Purchaser. If the Investor is not an Accredited Investor, the aggregate Purchase Price the Investor is paying does not exceed 10% of the greater of the Investor’s annual income or net worth (for a natural person), or 10% of the greater of the Investor’s annual revenue or net assets at fiscal year-end (for a non-natural person), calculated in accordance with Rule 251(d)(2)(i)(C) of Regulation A and the “accredited investor” standards of Rule 501 of Regulation D. For purposes of these calculations, net worth is determined excluding the value of the Investor’s primary residence (net of any related indebtedness up to its fair market value, including any indebtedness incurred in the 60 days prior to the date of this Agreement to the extent not used to acquire the primary residence). The information set forth in the subscription information the Investor provides through the Platform and the certificates attached hereto is true, complete, and correct.

6.2  Authority and Due Execution

The Investor has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Investor’s obligations hereunder. This Agreement, when executed and delivered by the Investor through the Platform, will constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms. If the Investor is not a natural person, the Investor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and the execution of this Agreement has been duly authorized by all necessary action.

6.3  Receipt and Review of Disclosure

The Investor has received, carefully read, and understands the Offering Circular, including any current supplement, the risk factors described therein, the Operating Agreement, and the applicable Series Designation, and has had the opportunity to consult with the Investor’s own tax, legal, and financial advisors regarding an investment in the Units. The Investor has had the opportunity to ask questions of, and receive answers from, the Manager concerning the terms and conditions of the offering and to obtain any additional information that the Manager possesses or could acquire without unreasonable effort or expense.

6.4  Investment Intent and Speculative Nature

The Investor is acquiring the Units for the Investor’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act. The Investor understands that the Units are highly speculative, involve a high degree of risk, and that the Investor could lose the Investor’s entire investment, and the Investor is able to bear the economic risk of the investment for an indefinite period and to afford a complete loss thereof.

6.5  Escrow of Subscription Funds

The Investor acknowledges and agrees that: (i) all subscription proceeds will be deposited with the Escrow Agent and held in a segregated, non-interest-bearing escrow account until the applicable Closing; (ii) no subscription proceeds will be released from escrow to the Series except upon instruction given jointly by the Manager and the Broker-Dealer; (iii) where the offering of the Series has a Minimum Offering Amount, the Escrow Agent will not release any subscription proceeds to the Series until the Minimum Offering Amount has been achieved and an Initial Closing occurs, and if the Minimum Offering Amount is not raised prior to the termination of the offering, all subscription proceeds will be returned to the Investor without interest or deduction; (iv) where the offering of the Series does not have a Minimum Offering Amount, the Escrow Agent will release the Investor’s subscription proceeds to the Series upon the joint instruction of the Manager and the Broker-Dealer that the offering will close and the Investor’s subscription has been accepted, without regard to any minimum offering threshold; (v) no Units will be issued to the Investor until the applicable Closing; and (vi) the Investor will have no claim against the Manager, the Series, or the Company for any delay in the issuance of Units or in the disbursement or return of subscription proceeds caused by the escrow arrangement, including any suspension of the Escrow Agent’s performance or any deposit of subscription proceeds into court by the Escrow Agent in connection with a dispute or uncertainty as to their disposition, or for any failure of the offering to achieve the Minimum Offering Amount.

6.6  No Registration; Restrictions on Transfer

The Investor understands that the Units have not been registered under the Securities Act or any state securities law and are being offered and sold in reliance on exemptions from registration. The Investor understands that the Units may not be offered, sold, transferred, pledged, or hypothecated except in compliance with the Securities Act, applicable state securities law, and the terms of the Operating Agreement, and that transfers may only be effected pursuant to available exemptions. The Investor acknowledges that the Manager may refuse to permit a transfer if it would result in there being more than 2,000 beneficial owners of the Series, or more than 500 beneficial owners that are not Accredited Investors, or would cause the assets of the Series to be treated as plan assets under ERISA, a change in the U.S. federal income tax treatment of the Company or the Series, or the imposition of additional regulatory requirements on the Company, any series, the Manager, or its affiliates.

6.7  Illiquidity

The Investor understands that no public trading market currently exists for the Units, that the Operating Agreement permits but does not require the Manager to approve an alternative trading system (“ATS”) for secondary trading, and that the Investor should not assume that any ATS will be approved or available, that the Units will be listed or eligible for secondary trading, or that any active, liquid, or sustained secondary market will develop. The Investor should be prepared to hold the Units indefinitely or until the Series is liquidated.

6.8  No Guarantee of Return

The Investor understands that distributions, if any, will be made from Free Cash Flow at the Manager’s sole discretion, that the Manager may determine that no distributions be made, and that the return on the Investor’s investment depends on the performance, health, career length, and contract value of the individual Client, all of which are uncertain and outside the Company’s control. The Investor understands that the Series is entitled only to a defined share of the Client’s covered on-field compensation and does not participate in the Client’s endorsement, sponsorship, appearance, licensing, merchandising, or other off-field income.

6.9  Limited Voting Rights; Passive Investment

The Investor understands that the Units are non-voting except with respect to certain limited matters set forth in the Operating Agreement, that the Company and the Series are manager-managed, and that the Investor will be a passive member with no right to participate in the day-to-day management of the Company or the Series. The Investor further understands that it may be difficult or impossible to remove the Manager, even if the Investor is dissatisfied with the Manager’s performance.

6.10  No Reliance

In making the decision to invest, the Investor has relied solely upon the Offering Circular, the Operating Agreement, the applicable Series Designation, and the Investor’s own independent investigation, and has not relied upon any representation, warranty, or statement made by the Company, the Series, the Manager, the Broker-Dealer, or any of their respective affiliates, agents, or representatives that is not expressly set forth in the Offering Circular. The Investor acknowledges that neither the Manager nor the Broker-Dealer has provided the Investor with any investment, tax, or legal advice or any recommendation regarding the suitability of an investment in the Units.

6.11  Anti-Money Laundering; OFAC

The Investor represents that the funds used to purchase the Units were not directly or indirectly derived from activities that contravene applicable anti-money laundering, know-your-customer, or sanctions laws and regulations. The Investor is not, and is not acting on behalf of, a person or entity named on any list of sanctioned persons administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the Investor agrees to cooperate fully with, and to provide promptly, such information and documentation as the Manager, the Company, or the Broker-Dealer may from time to time reasonably request to verify the Investor’s identity, beneficial owners, control persons, and source of funds, to conduct or update any anti-money laundering, know-your-customer, sanctions, or other regulatory compliance checks, and to comply with applicable law. The Investor acknowledges and agrees that this obligation is ongoing, is not limited to the initial subscription or onboarding process, and continues for so long as the Investor holds Units, and that the Investor will promptly notify the Manager and the Broker-Dealer if any information previously provided ceases to be true, complete, and correct. The Investor further acknowledges and agrees that if the Investor fails to provide any such requested information or documentation promptly, or if the Manager or the Broker-Dealer determines that the information provided is incomplete or unsatisfactory, the Manager or the Broker-Dealer may be unable to accept or process the Investor’s subscription and may reject the subscription in whole or in part, may suspend or delay any Closing or the issuance of Units to the Investor, may suspend or withhold distributions otherwise payable to the Investor, and may, to the fullest extent permitted by applicable law and the Operating Agreement, require the transfer of, redeem, repurchase, or otherwise terminate the Investor’s Units and interest in the Series, in each case without interest, penalty, or liability to the Investor.

6.12  ERISA

If the Investor is, or is acting on behalf of, an “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code, or an entity whose underlying assets include “plan assets,” the Investor represents that its acquisition and holding of the Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and the Investor acknowledges that the Manager may impose conditions or restrictions on such investment to preserve the exclusion of the Series’ assets from treatment as plan assets.

6.13  Non-U.S. Investors

If the Investor is located or resident outside the United States, the Investor represents that it has satisfied itself as to the full observance of the laws of the relevant jurisdiction in connection with the purchase of the Units, including obtaining any required governmental or other consents and observing any other applicable formalities, and the Investor acknowledges that the Manager may accept subscriptions from non-U.S. persons only on a case-by-case basis and in compliance with applicable law, including Regulation S under the Securities Act.

6.14  Accuracy of Information; Updates

All information the Investor has provided to the Company, the Manager, and the Broker-Dealer, including through the Platform and in the certificates attached hereto, is true, complete, and correct, and the Company, the Manager, and the Broker-Dealer are entitled to rely on such information for purposes of verifying the Investor’s status as a Qualified Purchaser. The Investor agrees to notify the Manager immediately if any such information changes prior to the issuance of Units to the Investor.

6.15  Tax Matters

The Investor understands that the Company intends that each Series be classified and taxed as a corporation for U.S. federal income tax purposes, and not as a partnership under Subchapter K of the Internal Revenue Code, so that each Series will be subject to U.S. federal corporate income tax on its taxable income at applicable corporate rates. The Investor understands that distributions, if any, will generally be taxable as dividends to the extent of the Series’ current and accumulated earnings and profits, will not be deductible by the Series, and may result in two levels of taxation. The Investor further understands that investor-level tax obligations may arise even in periods in which the Series makes little or no cash distributions. The Investor agrees to provide a properly completed IRS Form W-9 or applicable IRS Form W-8, together with any other information the Manager, the Broker-Dealer, or the Transfer Agent reasonably requests, to establish the Investor’s tax status and to avoid or reduce backup withholding, which is currently imposed at a rate of 24% absent an established exemption. The Investor acknowledges that it has been urged to consult its own tax advisor regarding the U.S. federal, state, local, and non-U.S. tax consequences of acquiring, holding, and disposing of the Units.

6.16  No Redemption, Registration, or Preemptive Rights

The Investor understands that the Units are not redeemable, that there are no registration rights associated with the Units, and that holders of Units have no conversion, exchange, sinking fund, redemption, or appraisal rights, no preemptive rights to subscribe for any Units, and no preferential rights to distributions.

6.17  Distribution Mechanics

The Investor understands that distributions of Free Cash Flow, if any, will be made pro rata among the holders of Units of the Series in accordance with their respective holdings, that no distributions will be made in kind, and that Free Cash Flow will first be applied to repay any Operating Expense Reimbursement Obligations and to fund such reserves as the Manager deems appropriate before any distribution to holders. The Investor agrees to keep its contact and payment information current so that it receives any distributions to which it is entitled.

6.18 IRA and Custodial Account Investors

If the Investor is investing through a self-directed IRA or other tax-advantaged custodial account, the Investor represents and warrants that:

(a) the Investor has established a valid self-directed IRA or other qualifying tax-advantaged account with a Custodian that permits alternative investments such as the Units;

(b) the Investor has verified with the Custodian that the investment in the Units is a permissible investment under the terms of the custodial agreement;

(c) the Investor is directing the investment on a self-directed basis, and neither the Manager nor the Broker-Dealer has provided or will provide investment advice to the Investor or the Custodian regarding the investment;

(d) the Investor understands that the Manager, the Series, and the Broker-Dealer will rely on information provided by the Custodian for purposes of recording ownership of the Units, making distributions, and providing tax reporting;

(e) the Investor acknowledges that the Custodian may charge fees in connection with the purchase, holding, and disposition of the Units, and that such fees are the sole responsibility of the Investor; (f) the Investor will ensure that all documentation required by the Custodian, including transfer instructions and account information, is provided to the Manager or the Transfer Agent;

(g) the Investor understands that the acquisition and holding of the Units by the IRA or custodial account will not constitute a “prohibited transaction” within the meaning of Section 4975 of the Internal Revenue Code and that the Units are not being acquired from, and will not be sold to, a “disqualified person” with respect to such account; and

(h) the Investor acknowledges that the investment in the Units may affect the unrelated business taxable income of the IRA or custodial account if the Series or the Company incurs debt-financed income, and the Investor has consulted with the Investor’s own tax advisor regarding these consequences.

7.  Agreement to be Bound by the Operating Agreement; Power of Attorney

7.1  Adoption of the Operating Agreement

By executing this Agreement and purchasing Units, the Investor agrees to be bound by, and to be deemed a party to, the Operating Agreement, as it may be amended, restated, supplemented, or otherwise modified from time to time, and will be admitted as a member of the Company with respect to the Series. The Investor acknowledges that these provisions apply equally to any subsequent purchaser of the Units in any secondary transaction, who will likewise become a member of the Series subject to the Operating Agreement.

7.2  Power of Attorney

The Investor hereby irrevocably constitutes and appoints the Manager, with full power of substitution, as the Investor’s true and lawful attorney-in-fact, to execute, acknowledge, swear to, file, and deliver, on the Investor’s behalf, such documents as the Manager determines are necessary or appropriate to (i) effect the qualification, continuance, or dissolution of the Company, (ii) make certain amendments to the Operating Agreement as permitted thereunder, and (iii) list the Units on an approved ATS or effect, facilitate, evidence, settle, record, or administer transfers through an approved ATS. The Investor acknowledges that this power of attorney is coupled with an interest, is irrevocable, and survives the Investor’s death, disability, dissolution, or incapacity.

8.  Representations and Acknowledgments Regarding the Broker-Dealer

The Investor acknowledges that the Broker-Dealer is acting solely as the broker-dealer of record for the offering, that it will receive the Broker Fee for administrative and compliance-related functions, and that it is not acting as a selling agent, underwriter, or placement agent and will not purchase any Units. The Investor further acknowledges that neither the Manager nor the Platform is a registered broker-dealer or funding portal, that the Platform functions as a technology provider under the oversight of the Broker-Dealer arrangement, and that the Broker-Dealer does not provide investment advice or recommendations to any investor. The Investor consents to the Broker-Dealer’s review of the Investor’s information, including know-your-customer and anti-money-laundering data, and to its recommendation to the Company whether to accept the Investor as a customer. The Investor further acknowledges that the Broker-Dealer is a party to the escrow arrangement with the Escrow Agent and that its instruction, together with that of the Manager, is required before any subscription proceeds may be released from escrow.

9.  Dispute Resolution; Mandatory Arbitration and Class Action Waiver

9.1  Binding Arbitration

The Investor acknowledges and agrees that, to the fullest extent permitted by law and as provided in the Operating Agreement, any dispute arising out of or relating to the Operating Agreement or the formation, governance, management, operations, capitalization, or dissolution of the Company or the Series, or the rights, duties, or relationships among the Company, the Series, the Manager, any member, or their respective affiliates, shall be resolved exclusively by binding arbitration administered by the American Arbitration Association under the Federal Arbitration Act and the AAA Commercial Arbitration Rules. Arbitration will generally be conducted before a single neutral arbitrator, unless all parties agree in writing to a three-arbitrator panel, and the seat and venue of arbitration will be Wilmington, Delaware, although hearings may be conducted remotely at the election of the arbitrator.

9.2  Waiver of Jury Trial; Individual Proceedings

By executing this Agreement, the Investor waives the right to a trial by jury and the right to litigate covered disputes in court, except for limited provisional remedies in Delaware courts and any claim or remedy that applicable law does not permit to be subject to mandatory arbitration. The Investor agrees that disputes shall proceed on an individual basis only and waives the right to participate in any class, collective, private attorney general, derivative, or other representative proceeding, subject to limited exceptions required by non-waivable law.

9.3  Preservation of Federal Securities Law Rights

The Investor acknowledges that the foregoing provisions are intended to address forum and procedure only and are not intended to waive compliance with U.S. federal securities law or any substantive rights or remedies available under those laws, and that to the extent applicable law does not permit a particular federal securities law claim or remedy to be subject to mandatory arbitration, that claim or remedy may be brought in a court of competent jurisdiction.

10.  Indemnification

The Investor agrees to indemnify and hold harmless the Company, the Series, the Manager, the Broker-Dealer, the Escrow Agent, and their respective affiliates, members, managers, officers, directors, employees, agents, and representatives from and against any and all losses, liabilities, damages, costs, and expenses, including reasonable attorneys’ fees, arising out of or based upon any breach by the Investor of any representation, warranty, covenant, or agreement contained in this Agreement or in any document furnished by the Investor in connection with this subscription. The representations, warranties, covenants, and indemnification obligations of the Investor set forth in this Agreement shall survive the acceptance of this subscription and each Closing.

11.  Electronic Delivery, Electronic Signatures, and E-SIGN Act Consent

11.1  Consent to Electronic Delivery

The Investor represents, warrants, and acknowledges that the Investor has affirmatively consented to receive in electronic form all documents, disclosures, notices, communications, and records required to be provided in writing in connection with the offering of the Units, this Agreement, and the Investor’s relationship with the Company, the Manager, and the Broker-Dealer, in accordance with the Electronic Signatures in Global and National Commerce Act (the “E-SIGN Act”) (15 U.S.C. § 7001). The Investor consents to receive the Offering Circular, any final offering circular or notice of the URL where it may be obtained, all reports required under Regulation A, including annual reports on Form 1-K, semi-annual reports on Form 1-SA, and current reports on Form 1-U, and all other communications electronically through the Platform or by email, and agrees that the Company does not intend to deliver paper copies.

11.2  Pre-Consent Disclosures

The Investor represents, warrants, and acknowledges that, prior to providing consent to electronic delivery, the Investor received the following disclosures as required by 15 U.S.C. § 7001(c)(1)(B): (a) the Investor has the right to receive paper copies of all documents, disclosures, notices, and records required to be provided in writing in connection with this Agreement and the offering; (b) the Investor has the right to withdraw consent to electronic delivery at any time, which withdrawal may be effected by contacting support@agentiqsports.com through the Platform, and which withdrawal may result in the inability of the Investor to complete a subscription or to access certain features of the Platform, but shall not result in any fee or charge to the Investor; (c) the Investor’s consent to electronic delivery applies to all categories of records that may be provided during the Investor’s relationship with the Company, the Manager, and the Broker-Dealer, including this Agreement, the Offering Circular, tax documents, account statements, regulatory notices, and other communications, and is not limited solely to this transaction; (d) the Investor may withdraw consent or update contact information at any time through the Investor’s account settings on the Platform or by contacting support@agentiqsports.com; and (e) the Investor may request paper copies of any electronically delivered records by contacting support@agentiqsports.com, and such paper copies shall be provided without charge.

11.3  Hardware and Software Requirements

The Investor represents, warrants, and acknowledges that, prior to providing consent to electronic delivery, the Investor received a disclosure of the hardware and software requirements necessary to access and retain electronic records through the Platform, including: (a) a mobile device running iOS 15.1 or later, or (b) a personal computer or phone capable of connecting to the internet; (c) a valid email address; and (d) sufficient electronic storage capacity to retain electronic records or the ability to print electronic records from the Platform. The Investor represents that the Investor has hardware and software meeting or exceeding the foregoing requirements and has the ability to access and retain electronic records through the Platform.

11.4  Withdrawal of Consent

The Investor acknowledges that the Investor may withdraw consent to electronic delivery at any time; provided, however, that any such withdrawal shall not affect the legal effectiveness, validity, or enforceability of any electronic record, electronic signature, or electronic consent provided prior to such withdrawal.

11.5  Electronic Signatures

The Investor consents to the electronic execution and delivery of this Agreement through the Platform and agrees that electronic signatures, contracts, and records have the same legal force, effect, validity, and enforceability as original ink signatures and paper documents under the E-SIGN Act (15 U.S.C. § 7001(a)) and applicable law.

11.6  Retention and Reproduction of Electronic Records

The Investor acknowledges and agrees that all electronic records provided to the Investor through the Platform in connection with this Agreement and the offering are in a form that is capable of being retained and accurately reproduced for later reference by all parties, as required by 15 U.S.C. § 7001(d), and that the Investor is responsible for retaining copies of all electronic records provided through the Platform, including this Agreement and the Offering Circular.

11.7  Reliance on Electronic Consent

The Company, the Manager, and the Broker-Dealer are entitled to rely on the Investor’s electronic consent to electronic delivery, and on the Investor’s electronic execution of this Agreement, without further inquiry or verification.

11.8  Waiver of Electronic Form Defense

The Investor waives, to the fullest extent permitted by applicable law, any defense to the formation, enforceability, or validity of this Agreement based solely on the electronic form of this Agreement or the electronic method of its execution.

11.9  Privacy

The Investor further consents to the collection, use, and processing of the Investor’s personal information, including names, addresses, social security numbers for tax reporting, and bank account information, in accordance with the Company’s privacy policy and Regulation S-P.

12.  Miscellaneous

12.1  Governing Law

This Agreement, and all non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-laws principles, and the rights and liabilities of the members of the Company and each series shall likewise be governed by Delaware law, except to the extent applicable law, including U.S. federal securities law, requires otherwise.

12.2  Series Separateness

The Investor acknowledges that the Series is a separate series of the Company established under Section 18-215 of the LLC Act, that the debts, liabilities, obligations, and expenses of the Series are, subject to the maintenance of statutory separateness formalities, enforceable only against the assets of the Series and not against the assets of the Company generally or any other series, and that the Investor’s Units represent an investment solely in the Series. The Investor further acknowledges the residual risk that series separateness may not be respected in all jurisdictions or in bankruptcy.

12.3  Entire Agreement; Conflicts

This Agreement, together with the Operating Agreement, the applicable Series Designation, and the Offering Circular, constitutes the entire agreement among the parties with respect to the subject matter hereof. In the event of any conflict between this Agreement and the Operating Agreement or the applicable Series Designation, the terms of the Operating Agreement and the Series Designation will control.

12.4  Amendment and Waiver

This Agreement may not be amended or waived except by a writing signed by the party against whom enforcement is sought, provided that the Investor acknowledges the Manager’s authority to amend the Operating Agreement in the circumstances described therein without the Investor’s separate consent. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof.

12.5  Assignment

The Investor may not assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the Manager, and any purported assignment in violation of this provision shall be void. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

12.6  Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect, and the invalid or unenforceable provision shall be modified to the minimum extent necessary to render it valid and enforceable while preserving the parties’ intent.

12.7  Notices

All notices to the Manager, the Company, or the Series shall be given using the contact details set out in the Offering Circular, and all notices to the Investor shall be given through the Platform or to the email address provided by the Investor in the Investor Questionnaire.

12.8  Counterparts

This Agreement may be executed electronically and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.9  Reliance

The Investor acknowledges that the Company, the Series, the Manager, and the Broker-Dealer will rely upon the Investor’s representations, warranties, covenants, and acknowledgments in this Agreement and in the certificates attached hereto in determining whether to accept this subscription.

[Signature Pages Follow]

INVESTOR SIGNATURE PAGE COUNTERPART

The Investor hereby elects to subscribe under the Subscription Agreement for the number and price of the Series Units stated below and executes the Subscription Agreement.

PART I: ACCREDITED INVESTOR STATUS

Select one:

☐	The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act) because the undersigned meets the criteria set forth in the Accredited Investor Questionnaire attached hereto.

☐	The Aggregate Purchase Price set forth in Part II below (together with any previous investments in the Units pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering.

PART II: INVESTOR AND SUBSCRIPTION INFORMATION

The Units being subscribed for will be owned by, and should be recorded on the Series’ books as follows:

Full legal name of Investor (including middle name(s), for individuals):	Number of Units: __________________
Price per Unit: $__________________

Purchase Price: $__________________

TYPE OF OWNERSHIP:

	If the Investor is an individual:	If the Investor is not an individual:
By:
(Signature)	☐ Individual	☐ Corporation
	☐ Joint Tenant	☐ LLC
	☐ IRA	☐ Trust
	☐ Tenants in Common	☐ Other:
(Official Capacity or Title, if the Investor is not an individual)	☐ Community Property

(Name of individual whose signature appears above if different than the name of the Investor printed above.)	If interests are to be jointly held:

(Name of the Joint Investor)

(Investor’s Residential Address, including Province/State and Postal/Zip Code)	Check this box if the securities will be held in a custodial account: ☐

(Name of Custodian/Account Provider, if applicable)

(E-Mail Address)	(Type of account)

(Account provider Address)

MANAGER SIGNATURE PAGE COUNTERPART

ACCEPTED AND AGREED, as to the number of Units set forth on the applicable Investor Signature Page Counterpart hereto, by the Manager on behalf of the Series:

AGENTIQ SPORTS, INC.

As Manager of Agentiq Sports 1 Series [_________________]

A Designated Series of Agentiq Sports 1 Series LLC

By:

Name:

Title:

Date:

ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (check all that apply) or that Investor is an unaccredited investor and meets none of the following criteria:

☐	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a) (48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000;

☐	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth;

☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

☐	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is checked, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

☐	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

☐	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

☐	(i)	With assets under management in excess of $5,000,000,

☐	(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

☐	(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in the immediately preceding category and whose prospective investment in the issuer is directed by such family office as referenced above;

☐	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

☐	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than US$5 million; or

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

The statements made herein are true and accurate as of the date hereof.

INVESTOR

(Full Name of Investor)

By:
(Signature of Investor)

Name:
(If signing on behalf of an entity)

Title:
(If signing on behalf of an entity)

Date:

INTERNATIONAL INVESTOR CERTIFICATE

(For investors resident outside of the United States)

The undersigned (the “Investor”) represents covenants and certifies to the Series that:

i.	the Investor (and if the Investor is acting as agent for a disclosed principal, such disclosed principal) is not resident in the United States or subject to applicable U.S. securities law;

ii.	the issuance of the Units by the Series to the Investor (or its disclosed principal, if any) may be effected by the Series without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Investor (or its disclosed principal, if any);

iii.	the Investor is knowledgeable of, or has been independently advised as to, the applicable securities law of the jurisdiction which would apply to this subscription, if there are any;

iv.	the issuance of the Units to the Investor (and if the Investor is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v.	applicable securities law does not require the Series to register the Units, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

vi.	the purchase of the Units by the Investor, and (if applicable) each disclosed beneficial subscriber, does not require the Series to become subject to regulation in the Investor’s or disclosed beneficial subscriber’s jurisdiction, nor does it require the Series to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Series;

vii.	the Investor will not sell, transfer or dispose of the Units except in accordance with all applicable laws, including applicable U.S. federal securities law, and the Investor acknowledges that the Series shall have no obligation to register any such purported sale, transfer or disposition which violates applicable United States securities law; and

viii.	the Investor will provide such evidence of compliance with all such matters as the Series or its counsel may request.

The Investor acknowledges that the Series is relying on this certificate to determine the Investor’s suitability as a purchaser of Units of the Series. The Investor agrees that the representations, covenants and certifications contained in this certificate shall survive any issuance of Units by the Series to the Investor. The statements made in this Form are true and accurate as of the date hereof.

INVESTOR

Date:
(Full Name of Investor)

By:
(Signature of Investor)

Name:
(If signing on behalf of an entity)

Title:
(If signing on behalf of an entity)

AML CERTIFICATE

By executing this document, the Investor certifies the following with respect to Investor’s purchase of the Series Units:

If an Entity:

1.  I am an authorized signatory of the Investor, and as such have knowledge of the matters certified to herein;

2.  The Investor has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Investor ceasing to exist;

3.  The Investor is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Investor , and the Investor is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Investor , or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4.  The Investor has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5.  If required, the documents uploaded to the Platform are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Investor including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Investor is the following type of entity set forth on the applicable Subscription Agreement signature page.

7. The names and personal addresses as applicable for the Investor in Appendix 1 are accurate.

All subscribers:

If I elect to submit my investment funds by an electronic payment option offered by the Platform, I hereby agree to be bound by the Platform’s Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED: ___________________

NAME OF INVESTOR: _______________________

By: _______________________

Name of Signing Officer (if entity): ___________________

Title of Signing Officer (if entity): ____________________

APPENDIX 1

INVESTOR INFORMATION

For the Investor and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth (if an Individual)

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth (if an Individual)

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth (if an Individual)

TRUSTEE SELF-CERTIFICATION OF TRUSTEE

This form is intended to be used by a trustee, representing a trust who is an investor in the units of Agentiq Sports 1 Series [_______________] (the “Series”) in the Series Regulation A Tier 2 offering. I certify that:

1. I, the undersigned, am the trustee (the “Trustee”) of ______________________________________________ (the “Trust”)

2. On or about _______________,on behalf of the Trust, the Trustee executed a subscription agreement to purchase Units in the Series’ offering;

3. As the Trustee, I have the authority to execute all Trust powers. Among other things, the Trust allocates to the Trustee the power to invest Trust funds for the benefit of the Trust by purchasing securities in private or public companies, regardless of the suitability of the investment for the Trust (“Trust Investment”).

4. With respect to Trust Investments, the Trustee is the only person required to execute subscription agreements to purchase securities.

I certify that the above information is accurate and truthful as of the date below.

Trustee Name:______________________on behalf of the Trust

Signature of Trustee: ________________

Date of Signature: ___________________